UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2012

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2012, James D. Russo, a director of Cardinal Financial Corporation (the “Company”), informed the Board of Directors that he will not stand for re-election at the 2012 Annual Meeting of Shareholders of the Company (the “Annual Meeting”).  His term as a member of the Board of Directors will end effective April 20, 2012, the date of the Annual Meeting.

Item 5.03.              Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 2, 2012, in connection with the foregoing event, the Board authorized an amendment to the Company’s bylaws (the “Bylaws”), effective immediately.  The amendment revised Section 2.2 of the Bylaws to decrease the number of directors from ten (10) to nine (9) effective as of the Annual Meeting Date.

The text of the amendment to the Bylaws is attached as Exhibit 3.1 to this report.

Item 7.01               Regulation FD Disclosure

The Registrant reported that on Tuesday, March 6, 2012 at 11:35 a.m. Eastern Standard Time it is making a presentation at the Raymond James Institutional Investors Conference in Orlando, Florida. A copy of the investor presentation materials are being furnished as an exhibit to this report and are incorporated by reference into this Item 7.01.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company

99.1	Investor Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: March 6, 2012	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company

99.1	Investor Presentation Materials